Oppenheimer Main Street Income & Growth Fund
                            Exhibit 24(b)(16) to Form N-1A
                        Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  06/23/88               0.0400000         0.0000000               10.100
  09/22/88               0.0400000         0.0000000                9.970
  12/22/88               0.0450000         0.1330000               10.030
  03/22/89               0.0500000         0.0000000               10.690
  06/22/89               0.0500000         0.0000000               11.860
  09/21/89               0.0500000         0.0000000               12.410
  12/21/89               0.0500000         0.1500000               12.080
  03/22/90               0.0400000         0.0000000               12.270
  06/21/90               0.0500000         0.0000000               12.330
  09/20/90               0.0500000         0.0000000               11.410
  12/20/90               0.2600000         0.0000000               11.120
  03/21/91               0.0500000         0.0000000               12.860
  06/20/91               0.0500000         0.0000000               13.480
  09/19/91               0.0500000         0.0000000               15.860
  12/19/91               0.0700000         2.5100000               14.220
  03/26/92               0.0500000         0.0000000               16.540
  06/25/92               0.0500000         0.0000000               15.020
  09/25/92               0.0500000         0.0000000               15.790
  12/29/92               0.0420000         2.2020000               17.410
  03/26/93               0.0500000         0.0000000               19.000
  06/25/93               0.0500000         0.0000000               19.480
  09/24/93               0.0800000         0.0000000               22.250
  11/29/93               0.0960000         1.9890000               20.670
  03/25/94               0.0800000         0.0000000               22.680
  06/24/94               0.1000000         0.0000000               20.170
  09/23/94               0.1000000         0.0000000               21.330
  12/20/94               0.1612000         0.0024000               20.550
  03/24/95               0.1000000         0.0000000               22.580
  06/27/95               0.1000000         0.0000000               23.880
  09/26/95               0.1000000         0.0000000               25.860
  12/22/95               0.1251500         0.0784200               26.620
  03/25/96               0.1000000         0.0000000               28.270
  06/14/96               0.1000000         0.0000000               28.890
  09/12/96               0.1000000         0.0000000               28.460
  12/10/96               0.1007100         1.9771500               29.170
  03/11/97               0.1000000         0.0000000               30.970
  06/12/97               0.1000000         0.0000000               32.730


Class B Shares
  12/20/94               0.1442000         0.0024000               20.530
  03/24/95               0.0740000         0.0000000               22.530
  06/27/95               0.0640000         0.0000000               23.810
  09/26/95               0.0590000         0.0000000               25.780
  12/22/95               0.8234000         0.0784200               26.530
  03/25/96               0.0540000         0.0000000               28.160
  06/14/96               0.0550000         0.0000000               28.780
  09/12/96               0.0520000         0.0000000               28.340
  12/10/96               0.0348800         1.9771500               29.050
  03/11/97               0.0470000         0.0000000               30.840
  06/12/97               0.0440000         0.0000000               32.580





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Oppenheimer Main Street Income & Growth Fund
Page 2


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class C Shares
  03/25/94               0.0640000         0.0000000               22.610
  06/24/94               0.0720000         0.0000000               20.100
  09/23/94               0.0670000         0.0000000               21.250
  12/20/94               0.1212000         0.0024000               20.480
  03/24/95               0.0660000         0.0000000               22.490
  06/27/95               0.0570000         0.0000000               23.780
  09/26/95               0.0540000         0.0000000               25.750
  12/22/95               0.0798100         0.0784200               26.500
  03/25/96               0.0510000         0.0000000               28.140
  06/14/96               0.0530000         0.0000000               28.760
  09/12/96               0.0500000         0.0000000               28.330
  12/10/96               0.0333700         1.9771500               29.030
  03/11/97               0.0450000         0.0000000               30.820
  06/12/97               0.0430000         0.0000000               32.560


Class Y Shares

  12/10/96               0.0940900         1.9771500               29.190
  03/11/97               0.1300000         0.0000000               31.020
  06/12/97               0.1210000         0.0000000               32.770





































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Oppenheimer Main Street Income & Growth Fund
Page 3


1. AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED 08/31/97:

   The formula for calculating average annual total return is as follows:

          1                              ERV n
   --------------- = n                  (---) - 1 = average annual total return
   number of years                        P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  {($1,235.48/$1,000)^ 1} - 1  = 23.55%    {($1,310.90/$1,000)^ 1} - 1  = 31.09%

  Five Year                                Five Year

  {($2,923.12/$1,000)^.2} - 1  = 23.93%    {($3,101.58/$1,000)^.2} - 1  = 25.41%

  Inception                                Inception

  {($6,240.11/$1,000)^.1044}-1 = 21.07%    {($6,620.87/$1,000)^.1044}-1 = 21.82%


Class B Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year and
  3.00% for the inception year:

  One Year                                 One Year

  {($1,251.24/$1,000)^ 1} - 1 =  25.12%    {($1,301.23/$1,000)^ 1} - 1 =  30.12%

  Inception                                Inception

  {($1,695.69/$1,000)^.3429}-1 = 19.85%    {($1,725.68/$1,000)^.3429}-1 = 20.57%


Class C Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  {($1,290.70/$1,000)^ 1} - 1 =  29.07%    {($1,300.69/$1000)^ 1 } - 1 =  30.07%

  Inception                                Inception

  {($1,798.29/$1,000)^.2667}-1 = 16.94%    {($1,798.29/$1,000)^.2667}-1 = 16.94%




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Oppenheimer Main Street Income & Growth Fund
Page 4


1. AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED 08/31/97: (Continued)


Class Y Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 0.00% for the inception year:

  Inception                                Inception

  {($1,239.76/$1,000)^ 1.2} - 1 = 29.42%  {($1,239.76/$1,000)^ 1.2} - 1 = 29.42%




















































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Oppenheimer Main Street Income & Growth Fund
Page 5


2. CUMULATIVE TOTAL RETURNS FOR THE PERIODS ENDED 08/31/97:

    The formula for calculating cumulative total return is as follows:


               ( ERV - P ) / P = Cumulative Total Return

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  $1,235.48 - $1,000/$1,000 =  23.55%      $1,310.90 - $1,000/$1,000 =  31.09%

  Five Year                                Five Year

  $2,923.12 - $1,000/$1,000 = 192.31%      $3,101.58 - $1,000/$1,000 = 210.16%

  Inception                                Inception

  $6,240.11 - $1,000/$1,000 = 524.01%      $6,620.87 - $1,000/$1,000 = 562.09%


Class B Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  3.00% for the inception year:

  One Year                                 One Year

  $1,251.24 - $1,000/$1,000 = 25.12%       $1,301.23 - $1,000/$1,000 = 30.12%

   Inception                               Inception

  $1,695.69 - $1,000/$1,000 = 69.57%       $1,725.68 - $1,000/$1,000 = 72.57%


Class C Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year and
  0.00% for the inception year:

  One Year                                 One Year

  $1,290.70 - $1,000/$1,000 = 29.07%       $1,300.69 - $1,000/$1,000 = 30.07%

   Inception                               Inception

  $1,798.29 - $1,000/$1,000 = 79.83%       $1,798.29 - $1,000/$1,000 = 79.83%








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Oppenheimer Main Street Income & Growth Fund
Page 6


2.  CUMULATIVE TOTAL RETURNS FOR THE PERIODS ENDED 08/31/97 (Continued):


Class Y Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 0.00% for the inception year:

   Inception                               Inception

  $1,239.76 - $1,000/$1,000 = 23.98%       $1,239.76 - $1,000/$1,000 = 23.98%